QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The Dow Chemical Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The Dow Chemical Company

Midland, Michigan 48674

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2002

March 22, 2002

Dear Stockholder of The Dow Chemical Company:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company on Thursday, May 9, 2002, at 2 p.m. Eastern Daylight Time, at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Stockholders will vote upon the following matters either by proxy or in person:

  •
  Election of four Directors.

  •
  Ratification of the appointment of the independent auditors for 2002.

  •
  Authorization of the amendment of the 1988 Award and Option Plan.

  •
  Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, we hope you will vote your shares as soon as possible by one of these three methods: on the Internet, by telephone, or by mailing a completed voting form.

Your Board of Directors has set the close of business on March 11, 2002, as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and any adjournment, and entitled to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, from 8:30 a.m. to 5 p.m., at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

Since seating is limited, the Board has established the rule that only stockholders may attend or up to three people holding proxies for any one stockholder or account (in addition to those named as Board proxies on the printed proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins.

You will need a ticket of admission or proof of stock ownership to be admitted to the Meeting. Stockholders will receive a ticket as part of their proxy material. Stockholders of record, in the Dividend Reinvestment Program and in employee savings plans should check the box on their voting forms to indicate that they will attend. Other stockholders holding stock in nominee name or beneficially (in "street name") need only bring their ticket of admission. Street name holders without tickets will need proof of ownership for admission to the Annual Meeting, such as a recent brokerage statement or letter from the bank or broker. Questions may be directed to 877-227-3294 (a toll-free number in the U.S. and Canada) or 989-636-1792.

If you are unable to attend the Meeting, Dow will webcast the live audio at the time of the Meeting, as well as an audio replay after the event, at www.dow.com.

Thank you for your continued support and interest in The Dow Chemical Company.

/s/ Tina S. Van Dam
Tina S. Van Dam
Secretary of the Company

2002 ANNUAL MEETING OF STOCKHOLDERS
THE DOW CHEMICAL COMPANY

Notice of the Annual Meeting and Proxy Statement

Notice of the Annual Meeting	1
Voting Procedures
Voting Your Shares In Advance	4
Dividend Reinvestment Program Shares and Employees' Savings Plan Shares	4
Dow Shares Outstanding	4
Proxies on Behalf of the Dow Board	4
The Board of Directors
The Board of Directors and Board Committees	5
Agenda Item 1: Candidates for Election as Director	6
Continuing Directors	8
Agenda Item 2: Ratification of the Appointment of the Independent Auditors	11
Fees Paid to the Independent Auditors	11
Agenda Item 3: Authorization of Amendment to 1988 Award and Option Plan	12
Audit Committee Report	13
Compensation Committee Report	14
Financial Information
Compensation Tables	16
Stock Ownership of Management and Certain Other Persons	20
Compensation of Directors	21
Stockholder Return	22
Other Information
Future Stockholder Proposals	23
Nominations for Director	23
Notification of Future Annual Meeting Business	23
Multiple Stockholders with the Same Address	23
Copies of Proxy Material and Form 10-K	23
Internet Delivery of Proxy Materials	23
Other Matters	23
This Proxy Statement is issued in connection with the 2002 Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 9, 2002.

VOTING PROCEDURES

In the following pages of this Proxy Statement, you will find information including data on your Board of Directors, the candidates for election to the Board and the current Directors, and two resolutions to be voted upon at the Annual Meeting of Stockholders or any adjournment of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote.

Voting Your Shares In Advance

You are encouraged to use the voting form to cast your vote. As explained on the form, you may vote on the Internet, by telephone or by mail. Your shares will be voted if the voting form is properly executed and received prior to May 9, 2002, the date of the Annual Meeting. If no specific choices are made by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by the Board of Directors.

You may revoke your proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy at a later date, or by attending the Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote.

The Company has a policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company's management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company's defined contribution plans, and requires the appointment of an independent tabulator and inspector of election for the Meeting.

Dividend Reinvestment Program Shares and Employees' Savings Plan Shares

If you are enrolled in the Dividend Reinvestment Program ("DRP"), the enclosed voting form indicates the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP. EquiServe Trust Company, N.A., as the DRP administrator, will vote all shares of stock held in your DRP account only if you return your proxy form. If no specific instruction is given on an executed proxy form returned by you, the DRP administrator will vote as recommended by the Board of Directors.

Participants in The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the Dow AgroSciences Employee Savings Plan, and/or the DH Compounding Savings and Retirement Plan (the "Plan" or "Plans"), will receive a separate confidential Voting Instruction and Proxy Form in addition to voting forms for shares held in registered and street name covering all shares of common stock held for each participant in the applicable Plan(s) on the record date. Your executed card will provide voting instructions to the applicable Plan trustee(s). If no instructions are provided, the Trustees will vote the respective Plan shares according to the provisions of the Plan documents.

Dow Shares Outstanding

At the close of business on the record date, March 11, 2002, there were 907,033,458 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are no shares of Preferred Stock outstanding.

Proxies on Behalf of the Dow Board

The enclosed voting form is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not they are able to attend the Annual Meeting. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. They will not be specially compensated for their services in this regard.

Dow has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $17,000. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The ultimate authority to manage the business of The Dow Chemical Company rests with the Board of Directors. The Board appoints the Company's officers, assigns to them responsibilities for management of the Company's operations, and reviews their performance.

There were seven Board meetings in 2001. All but two of the Directors attended 100 percent of the Board meetings and all of the Directors then serving attended the last Annual Meeting of Stockholders. Nine current Dow Directors had 100 percent attendance at all Board and Board committee meetings they were eligible to attend.

Board committees perform many important functions. The responsibilities of each committee are stated in the Bylaws. The Board, upon the recommendation of the Committee on Directors, elects members to each committee and has the authority to change the responsibilities of any committee and the committee membership. A brief description of the current standing Board committees follows, with memberships listed as of March 11, 2002, the record date for the Annual Meeting.

Committee and Function	Chairman and Members		Meetings in 2001

Executive Committee	W. S. Stavropoulos, Chairman		13
Exercises the powers of the Board to manage the Company between meetings of the Board.	A. A. Allemang M. D. Parker	J. P. Reinhard

Audit Committee	B. H. Franklin, Chairman		4
Recommends a firm of independent auditors to be appointed by the Board, subject to ratification by the stockholders. Reviews the Company's annual and quarterly consolidated financial statements. Consults separately with the independent auditors, the Corporate Auditor and the Controller with regard to the adequacy of internal controls. Reviews with the independent auditors the proposed plan of audit and the results.	J. C. Danforth A. D. Gilmour J. M. Ringler	H. T. Shapiro P. G. Stern

Committee on Directors	W. D. Davis, Chairman		2
Studies the size and makeup of the Board and its committees and recommends candidates for Board and committee membership.	J. K. Barton H. T. Shapiro	P. G. Stern

Compensation Committee	H. T. Shapiro, Chairman		5
Establishes salaries, bonuses and other compensation for Dow Directors and officers and for certain other managerial and professional personnel. Administers the Company's award and option plans.	J. K. Barton J. M. Cook W. D. Davis	B. H. Franklin P. G. Stern

Environment, Health and Safety Committee	A. J. Carbone, Chairman		3
Assesses the Company's environment, health and safety policies and performance.	A. A. Allemang J. K. Barton A. D. Gilmour	M. D. Parker P. G. Stern

(continued on next page)

Committee and Function	Chairman and Members		Meetings in 2001

Finance Committee	J. P. Reinhard, Chairman		6
Reviews Dow's financial affairs and makes recommendations to the Board concerning financial matters. Establishes investment policy and reviews the performance of funds invested for the Dow Employees' Pension Plan. Helps establish investment policies for other funds and entities connected with the Company.	A. J. Carbone J. M. Cook A. D. Gilmour	M. D. Parker W. S. Stavropoulos

Public Interest Committee	J. C. Danforth, Chairman		3
Assesses aspects of the Company's business decisions to determine their social impact and makes recommendations to the Board and management regarding the most socially desirable alternatives. The committee's focus includes corporate policy management, philanthropic contributions, codes of conduct and reputation management.	J. M. Cook W. D. Davis B. H. Franklin J. P. Reinhard	J. M. Ringler H. T. Shapiro W. S. Stavropoulos

Board of Directors' Classes

The Dow Board of Directors is divided into three classes. Each class, described in the chart below, serves a term of three years. The terms of the Directors in each class expire at the Annual Meeting of Stockholders in the year on the chart.

Class I – 2002	Class II – 2003	Class III – 2004
Jacqueline K. Barton Anthony J. Carbone Barbara Hackman Franklin Harold T. Shapiro	J. Michael Cook Willie D. Davis Michael D. Parker J. Pedro Reinhard Paul G. Stern	Arnold A. Allemang John C. Danforth Allan D. Gilmour James M. Ringler William S. Stavropoulos

Agenda Item 1

CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Committee on Directors, the Board of Directors has nominated Jacqueline K. Barton, Anthony J. Carbone, Barbara Hackman Franklin and Harold T. Shapiro for election as Directors in Class I, to serve three-year terms to expire at the Annual Meeting in the year 2005, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. All nominees have previously been elected as Directors by the Company's stockholders. Information in the biographies is current as of March 1, 2002.

The Board of Directors recommends a vote FOR the election of all of these nominees as Directors.

The election of Directors requires a plurality of the votes actually cast. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If something unanticipated should occur prior to the Annual Meeting, making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

Jacqueline K. Barton, 49. Arthur and Marian Hanisch Memorial Professor of Chemistry, California Institute of Technology. Director since 1993.

Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia University: Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89. California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Named a MacArthur Foundation Fellow 1991, the American Academy of Arts and Sciences Fellow 1991 and the American Philosophical Society Fellow 2000. Recipient of the American Chemical Society ("ACS") William H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Director of GeneOhm Sciences, Inc. Member of the Gilead Sciences Scientific Advisory Board. Trustee of Barnard College.

Anthony J. Carbone, 61. Vice Chairman of the Dow Board of Directors and Senior Consultant. Director since 1995.

Employee of Dow since 1962. Dow Latin America Marketing Director for Plastics 1974-76. Dow Business Manager for STYROFOAM™ 1976-80, Director of Marketing for Functional Products and Systems 1980-83. Dow U.S.A. General Manager of the Coatings and Resins Department 1983-86, General Manager of Separation Systems 1986-87, Vice President Dow Plastics 1987-91. Dow North America Group Vice President for Plastics 1991-93. Group Vice President, Global Plastics 1993-95. Group Vice President – Global Plastics, Hydrocarbons and Energy 1995-96. Executive Vice President, 1996-2000. Vice Chairman of the Board of Directors February 2000 to date. Senior Consultant November 2000 to date. Director of Rockwell Collins Inc. and Chairman of Board Composition and Governance Committee. Member of the American Chemical Society. Previous Board member and Chairman of the American Plastics Council and the Society of Plastics Industries. Served on the Advisory Council of the Heritage Foundation.

Barbara Hackman Franklin, 61. President and CEO of Barbara Franklin Enterprises and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.

President and CEO, Barbara Franklin Enterprises, private investment and consulting firm, 1995 to date. Business consultant 1993-95. U.S. Secretary of Commerce 1992-93. President and CEO, Franklin Associates 1984-92. Senior Fellow and Director of Government and Business Program, Wharton School, University of Pennsylvania 1979-88. Commissioner, U.S. Consumer Product Safety Commission 1973-79. Staff Assistant to the President of the United States 1971-73. Asst. Vice President, Citibank 1969-71. President's Advisory Council for Trade Policy and Negotiations 1982-84, 1989-92. Alternate, 44th United Nations General Assembly 1989-90. AICPA Board of Directors 1979-86. John J. McCloy Award for contributions to auditing excellence 1991. Director of the Year, National Association of Corporate Directors 2000. Board member of the U.S.-China Business Council, The Economic Club of New York, and The Associates of the Harvard Business School. Director of Aetna, Inc.; Milacron, Inc.; MedImmune, Inc. and Watson Wyatt & Company.

Harold T. Shapiro, 66. President Emeritus and Professor of Economics and Public Affairs, Princeton University. Director since 1985.

President of The University of Michigan 1980-87. President of Princeton University 1988-2001. President Emeritus and Professor of Economics and Public Affairs, Princeton University 2001 to date. Chairman, National Bioethics Advisory Commission 1996-2001. Presidential Appointment to the Council of Advisors on Science and Technology 1990-92. Director of HCA – The Healthcare Company and DeVry, Inc. Member of the Institute of Medicine and the American Philosophical Society. Fellow of the American Academy of Arts and Sciences. Trustee and Chair of the Board of the Alfred P. Sloan Foundation. Trustee of the University of Pennsylvania Medical Center and The Universities Research Association. Member of the Board of Overseers for the Robert Wood Johnson Medical Center and board member of The Hastings Center.

CONTINUING DIRECTORS

Arnold A. Allemang, 59. Dow Executive Vice President. Director since 1996.

Employee of Dow since 1965. Manufacturing General Manager, Dow Benelux N.V.* 1992-93. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe S.A.* 1993-95. Dow Vice President and Director of Manufacturing and Engineering 1996-97. Dow Vice President, Operations 1997-2000. Executive Vice President 2000 to date. Director of Dow Corning Corporation,* Liana Limited* and Dorinco Reinsurance Company.* Representative, Members Committee of DuPont Dow Elastomers L.L.C* and Cargill Dow LLC.* Director of the National Association of Manufacturers. Member of the American Chemical Society; the Advisory Board, Center for Chemical Process Safety, American Institute of Chemical Engineers; College of Engineering Advisory Council, Kansas State University; the Corporate Executive Board's Operations Management Roundtable and the National Academy of Engineering's Action Forum on Diversity.

J. Michael Cook, 59. Retired Chairman/CEO of Deloitte & Touche LLP. Director since 2000.

Chairman and CEO of Deloitte & Touche 1989-99 and Chairman and CEO of Deloitte, Haskins & Sells 1986-89. Director of AT&T, HCA, Rockwell Automation, International Flavors & Fragrances, and The Fidelity Group of Mutual Funds. 62nd member of the Accounting Hall of Fame 1999 and Distinguished Alumnus of University of Florida. Catalyst Award and United Way Spirit of America Award to Deloitte & Touche under Mr. Cook's leadership. Columbia Business School Botwinick Prize in Business Ethics, Yeshiva University's Distinguished Leadership Award, Monmouth College's Distinguished Business Leader, CEO Recognition Award from Women in Technology International, Working Mother Magazine's Family Champion of the Year Award and the John J. McCloy Award of the Public Oversight Board for contributions to excellence in auditing. Columbia University, School of Business Board of Overseers. Chairman, Accountability Advisory Group to the Comptroller General of the United States.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of March 1, 2002.) Cargill Dow LLC, Dow Corning Corporation, DuPont Dow Elastomers L.L.C. and Univation Technologies, LLC – companies ultimately 50 percent-owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Europe S.A., Dow Italia S.p.A., Liana Limited, Mycogen Corporation, Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

John C. Danforth, 65. Partner of Bryan Cave LLP and Former United States Senator. Director since 1996.

Partner with the law firm of Bryan Cave LLP 1995 to date. Attorney General of Missouri 1969-76. United States Senate 1976-95, serving on the Committee on Finance; Committee on Commerce, Science and Transportation; and the Select Committee on Intelligence. Director of General American Life Insurance Company, GenAmerican Corporation, General American Mutual Holding Company, Cerner Corporation and Metropolitan Life Insurance Company. Recipient of the St. Louis Award, the Harry S Truman Good Neighbor Award, the St. Louis Man of the Year Award, the Right Arm of St. Louis Award, the University of Missouri-Kansas City Chancellor's Medal Award, the Presidential World Without Hunger Award, the Legislative Leadership Award of the National Commission Against Drunk Driving, and the Distinguished Missourian and Brotherhood Awards of the National Conference of Christians and Jews.

Willie D. Davis, 67. President and Chief Executive Officer of All Pro Broadcasting, Inc. Director since 1988.

President and Chief Executive Officer of All Pro Broadcasting, Inc., a Los Angeles broadcasting company, 1976 to date. Director of Wisconsin Energy Inc.; Sara Lee Corporation; Alliance Bank; MGM/Mirage Inc.; MGM, Inc.; Kmart Corporation; Johnson Controls Inc.; Checker's Hamburgers; the Strong Funds; Bassett Furniture Industries; and Manpower, Inc. Trustee of the University of Chicago, Marquette University and Occidental College. Member of the Grambling College Foundation and the Ewing Marion Kauffman Center for Entrepreneurial Leadership Development Committee.

Allan D. Gilmour, 67. Retired Vice Chairman of Ford Motor Company. Director since 1995.

Employee of Ford Motor Company 1960-95, Vice President and Controller 1979-84, Vice President – External and Personnel Affairs 1984-86, Executive Vice President and Chief Financial Officer 1986-87, Executive Vice President – International Automotive Operations 1987-89, Executive Vice President – Corporate Staffs 1989-90, and President – Ford Automotive Group 1990-93. Ford Motor Company Director 1986-95, Vice Chairman 1993-95. Director of DTE Energy Company, Prudential Financial, Inc. and Whirlpool Corporation.

Michael D. Parker, 55. Dow President and Chief Executive Officer. Director since 1995.

Employee of Dow since 1968. Director of Marketing for Inorganic Chemicals 1979-82. Director of Marketing for Organic Chemicals 1982-83. Commercial Director for the Functional Products Department 1983-84. Dow U.S.A. General Manager of the Specialty Chemicals Department 1984-87. Dow Chemical Pacific Limited* Commercial Vice President 1987-88, President 1988-93. Dow Group Vice President 1993-96. Group Vice President – Chemicals and Hydrocarbons 1993-95. Business Vice President for Chemicals 1995-2000. President Dow North America 1995-2000. Executive Vice President 1996-2000. President and Chief Executive Officer 2000 to date. Members Committee, Dow AgroSciences LLC.* Director of Dow Corning Corporation* and Univation Technologies, LLC.* Director of the National Legal Center for the Public Interest. Director, Executive Committee member and Chair of the Finance Committee, the American Chemistry Council. Executive Committee of the Society of Chemical Industry – American Section.

J. Pedro Reinhard, 56. Dow Executive Vice President and Chief Financial Officer. Director since 1995.

Employee of Dow since 1970. Dow Brazil Area Finance Director 1978-81. Dow Europe S.A.* Finance Director 1981-85. Dow Assistant Treasurer 1984-85. Dow Europe S.A.* Vice President 1985-88. Managing Director, Dow Italy 1985-88. Dow Treasurer 1988-96, Vice President 1990-95, Financial Vice President 1995-96, Chief Financial Officer 1995 to date, Executive Vice President 1996 to date. Chairman of the Board of Liana Limited* and Dorinco Reinsurance Company.* Chairman of the Members Committee, Dow AgroSciences LLC.* Director of Dow Corning Corporation,* Mycogen Corporation,* Royal Bank of Canada and Sigma-Aldrich Corporation. Member of the Financial Executives Institute, The Conference Board's Council of Financial Executives and The National Advisory Board of The Chase Manhattan Corporation.

James M. Ringler, 56. Vice Chairman, Illinois Tool Works Inc. Director since February 2001.

Tappan Company – President and Chief Operating Officer 1982-86; White Consolidated Industries' Major Appliance Group – President 1986-90 (both companies are subsidiaries of Electrolux AB). Premark International, Inc. – Director 1990-99; Executive Vice-President 1990-92; President and Chief Operating Officer 1992-96; Chief Executive Officer 1996-97; Chairman 1997-99. Illinois Tool Works Inc. (following its acquisition of Premark International, Inc.) – Vice Chairman 1999 to date. Director of Union Carbide Corporation* 1996-2001. Director of Autoliv Inc. Director of the National Association of Manufacturers, the Business Roundtable and Evanston Hospital. Trustee of the Manufacturers' Alliance for Productivity and Innovation. National Trustee of the Boys and Girls Clubs of North America, Midwest Region. Director of the Lyric Opera of Chicago.

William S. Stavropoulos, 62. Chairman of the Dow Board of Directors. Director since 1990.

Employee of Dow since 1967. President, Dow Latin America 1984-85. Dow U.S.A. Commercial Vice President, Basics and Hydrocarbons 1985-87. Group Vice President, Plastics and Hydrocarbons, 1987-90. President, Dow U.S.A. 1990-93. Dow Vice President 1990-91, Senior Vice President 1991-93, Chief Operating Officer 1993-95, President 1993-2000, Chief Executive Officer 1995-2000, Chairman 2000 to date. Director of BellSouth Corporation, Chemical Financial Corporation and NCR Corporation. Board member of American Enterprise Institute for Public Policy Research, Fordham University, and J. P. Morgan International Council. Trustee or Advisory Board Member of the Fidelity Group of Funds. Member of the American Chemical Society, The Business Council and University of Notre Dame Advisory Council for the College of Science. Executive Committee, World Business Council for Sustainable Development.

Paul G. Stern, 63. Partner of Thayer Capital Partners and Arlington Capital Partners. Director since 1992.

Partner and Co-Founder of Thayer Capital Partners 1995 to date. Partner and Co-Founder of Arlington Capital Partners 1999 to date. Special Partner at Forstmann Little & Co. 1993-95. Northern Telecom Limited – Chairman of the Board 1990-93, Chief Executive Officer 1990-93, Vice Chairman and Chief Executive Officer 1989-90, Director 1988-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-87. Director of Aegis Communications, Inc. and Whirlpool Corporation. Board member of the University of Pennsylvania's School of Engineering and Applied Science and the Wharton School. Treasurer, John F. Kennedy Center for the Performing Arts. Board of Trustees, Library of Congress.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of March 1, 2002.) Cargill Dow LLC, Dow Corning Corporation, DuPont Dow Elastomers L.L.C. and Univation Technologies, LLC – companies ultimately 50 percent-owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Europe S.A., Dow Italia S.p.A., Liana Limited, Mycogen Corporation, Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

Agenda Item 2

RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT AUDITORS

RESOLVED, that the appointment by the Board of Directors of Deloitte & Touche LLP to audit the 2002 consolidated financial statements of The Dow Chemical Company and its subsidiaries is hereby ratified.

The Bylaws provide that the Board's selection of auditors must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has recommended and the Board has, subject to your ratification, appointed Deloitte & Touche LLP to audit and report on the consolidated financial statements of Dow and its subsidiaries for 2002. Deloitte & Touche LLP has audited Dow's financial statements for more than ninety years and served as its independent auditors for 2001. Deloitte & Touche LLP has offices or affiliates at or near most of the locations where Dow operates in the United States and other countries. Deloitte & Touche LLP regularly rotates its lead audit partner assigned to Dow.

Before making its recommendation for appointment, the Audit Committee carefully considers the qualifications of candidates for independent auditors. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2002, Deloitte & Touche LLP advised the Audit Committee that it believes all litigation against Deloitte & Touche LLP can fairly be characterized as incidental to the practice of the accounting profession and that resolution of its cases will not affect its ability to serve as independent auditors for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Audit and audit related services performed by Deloitte & Touche LLP for the year ended December 31, 2001, included the audit of the consolidated financial statements of the Company and its subsidiaries, the separate audits of the financial statements of certain subsidiary companies and employee benefit plans where required by government regulations or agreement, as well as services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting and financial reporting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. If Agenda Item 2 does not pass, the selection of independent auditors will be reconsidered by the Audit Committee and the Board. Because it is difficult and not cost effective to make any change in independent auditors so far into the year, the appointment of Deloitte & Touche LLP would probably be continued for 2002, unless the Audit Committee or the Board finds additional good reasons for making an immediate change.

The Board of Directors unanimously recommends that stockholders vote for the proposal to ratify its selection of Deloitte & Touche LLP as Dow's independent auditors for 2002.

FEES PAID TO THE INDEPENDENT AUDITORS

Audit Fees.  The aggregate fees billed by Deloitte & Touche LLP, the other member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $9,908,000.

Financial Information Systems Design and Implementation Fees.  There were no Deloitte fees or services relating to financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees.  The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the year ended December 31, 2001, were $6,250,000. The components are: services for preparation of expatriates' tax returns ($2,531,000), audit related services ($2,264,000) principally for consents and comfort letters and audits of the financial statements of the Company's employee benefit plans, services billed by Deloitte Consulting related to the merger with Union Carbide Corporation ($857,000), preparation of international corporate tax returns and corporate tax consulting ($453,000), and miscellaneous ($145,000).

Agenda Item 3

AUTHORIZATION OF THE AMENDMENT TO THE 1988 AWARD AND
OPTION PLAN TO BROADEN ELIGIBILITY

RESOLVED, that the Board of Directors of The Dow Chemical Company is authorized to adopt and implement at its discretion an amendment to Section 2.10 of the 1988 Award and Option Plan, amending the definition of "employee" as specified in the indented text below.

Your Board of Directors proposes to amend the Company's 1988 Award and Option Plan (the "Plan") to broaden the definition of the term "employee" as recommended by the Compensation Committee. The Company's stockholders approved the Plan in 1988 and amendments to the Plan in 1997. The Plan provides that a change to the class of employees eligible to participate in the Plan is an action requiring stockholder approval. A copy of the Plan is available upon request to the Corporate Secretary.

Only an "employee," as defined in the Plan, may be granted awards under the Plan. Section 2.10 of the Plan, as proposed to be amended, defines "employee" as follows (with text that is proposed to be deleted stricken and text that is proposed to be added underlined):

  "Employee: ~~A full time managerial, administrative or professional~~ An employee of the Company or a Subsidiary, including an officer or director who is such an employee, who at the time an Award is made has a work schedule of 50% or more of the standard hours defined as full-time in such employee's work location, but excluding any employee who has provided to the Company a written irrevocable election not to be eligible."

Reasons for the Amendment

The Plan's stated purpose is to "attract and retain in the employ of the Company and its Subsidiaries and Affiliates people of ability, training and experience by providing such people, in consideration for services performed, an incentive for outstanding performance to the end of furthering the continued growth and profitability of the Company, and to encourage ownership of the Company's stock by such people." The Company believes stock-based compensation helps to align an "employee's" interests with the interests of other stockholders.

Currently, Section 2.10 of the Plan provides that only "full-time managerial, administrative or professional employee[s]" of the Company or a subsidiary are eligible to receive stock awards under the Plan. Since stockholders approved Section 2.10 of the Plan, the nature of the Company's workforce and compensation practices have changed. Non-managerial and non-administrative employees, including employees who work less than full time or who are covered by collective bargaining agreements, continue to make valuable contributions to the Company. The Company wishes to be able to provide full and part-time employees of all job families with the opportunity to receive stock-based awards under the Plan, when appropriate and when consistent with the Plan's objectives.

The Board has determined that such current and future needs will be best served by amending the Plan to allow broader participation, subject to the approval of the amendment by the Company's stockholders. If the amendment is approved, approximately 44,700 "employees" (not including "employees" of any entity of which the Company ultimately owns 50% or less) will be eligible for awards under the Plan.

Summary of the Plan

The proposed amendment to the Plan changes no provision other than the definition of the term "employee." The Plan authorizes the Company to grant "employees" stock-based awards in the form of stock options, deferred stock, restricted stock, stock appreciation rights or a combination of these forms. The Plan is administered by the Compensation Committee of the Board of Directors or its designee. The Plan administrator has broad discretion to select the "employees" to whom awards are granted, to establish the terms and conditions of such awards, and to interpret and administer the Plan.

Stock options are awards of a right to purchase shares of Company stock at a price not less than the stock's price on the date the option is granted, subject to vesting and other conditions established by the Plan administrator. Shares purchased upon exercise of an option must be paid for in cash or with currently owned shares. Options may not be exercisable within one year of grant and may not have a term greater than ten years. The Compensation Committee may not, unless approved by stockholders, either amend options to lower their exercise price or cancel options and replace them with awards having a lower exercise price.

Options may, but need not, qualify for special tax treatment as incentive stock options ("ISOs"). The grant of a stock option, whether an ISO or not, is not a taxable event to the Company or to the grantee. The exercise of an ISO likewise is not a taxable event, except that the excess of the fair market value of shares at the time of exercise over the option exercise price (termed the "spread") is an item of tax preference to the grantee for purposes of the alternative minimum tax. If a person does not dispose of shares acquired upon exercise of an ISO before the later of two years after the option grant and one year after the exercise, any excess of the disposition proceeds over the exercise price will be a long-term capital gain. If the grantee disposes of the shares before that time, he or she recognizes ordinary income equal to the lesser of such gain or the spread, and the Company is entitled to a deduction for that amount. If a grantee exercises an option that does not qualify as an ISO, the person recognizes ordinary income equal to the spread and the Company is entitled to a deduction for that amount.

The Plan allows for awards of deferred stock and restricted stock, under which the receipt or vesting of shares is subject to conditions such as continued employment and/or satisfaction of performance objectives, as determined by the Plan administrator. The Plan allows for awards of stock appreciation rights, which are rights, granted in conjunction with options or on their own, to receive cash, common stock or restricted or deferred stock, as specified by the Plan administrator. No stock appreciation right may be exercisable until six months after grant. Vesting, exercisability or receipt of awards under the Plan may be accelerated upon a "change in control" as defined in the Plan.

As of March 1, 2002, following the Company's annual February long-term incentive grants to employees, there were 11,877,395 shares of the Company's common stock available for grants under the Plan. The number of shares available for grants is subject to increase and adjustment as described in the Plan. The closing price of the Company's common stock reported by the New York Stock Exchange for March 1, 2002, was $32.20 per share.

The Board of Directors may amend or terminate the Plan except that it may not without stockholder approval: (i) increase the number of shares available for issuance, (ii) change the class of employee eligible to receive awards, (iii) decrease the price at which options may be granted, (iv) change who administers the Plan or (v) change the provisions regarding amendments.

Approval of the proposed amendment to the Plan requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included, while abstentions and broker non-votes are not included.

The Board of Directors unanimously recommends that you vote FOR the proposal to amend the Plan to change the definition of "employee."

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") is comprised entirely of independent directors as defined in the New York Stock Exchange listing standards. It operates pursuant to a charter that has been adopted by both the Committee and the Board.

The Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the U.S.

In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements and the quarterly unaudited financial statements, including matters of special interest in today's environment. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Barbara H. Franklin, Chairman John C. Danforth Allan D. Gilmour	James M. Ringler Harold T. Shapiro Paul G. Stern

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the "Committee") is made up entirely of independent, non-employee Directors. The Committee is responsible for reviewing and approving base salaries, bonuses, long-term incentives, retirement benefits and other compensation for Company Directors and executive officers. In meeting this responsibility, the Committee's policy is to ensure that executive compensation is appropriately competitive in the attraction and retention of talented leaders, and is linked closely to individual performance, Company performance, and increases in Dow shareholder value.

After the end of each year, the Committee asks the Global Compensation and Benefits staff to present a proposed compensation plan, along with supporting competitive market data, for each executive officer. After discussion with the Chief Executive Officer ("CEO") about the individual performance of each executive, individual compensation plans are established. The Committee meets in Executive Session to review similar information on the CEO (who is absent from this portion of the meeting). The Committee monitors the performance of the CEO and other executive officers throughout the year, and has final responsibility for determining their compensation levels.

Dow's policy is to manage overall executive compensation at the median level relative to companies with which we compete for executive talent, with appropriate variation for high-performing individuals and Company performance. The Committee compares executive compensation levels with a selected cross-industry group of other multinational manufacturing companies of similar size. Note that this is a different group of companies than those in the graphs on page 22. For 2001, compensation paid to the Company's executive officers qualified as fully deductible under applicable tax laws.

Executive employee compensation has three components: base salary, performance award (bonus), and long-term incentives, each explained more fully below.

Base Salaries

Base salaries for all Dow employees – including the Company's top executives – are based upon an evaluation of their responsibilities, an assessment of their performance, and market comparisons from regularly scheduled compensation surveys. Average salaries for each employee group are managed such that they fall within the median range of the survey results, in order to ensure Dow's ability to attract and retain a talented workforce. Changes in base salary for the executives named in the Proxy Statement compensation tables, as well as for all Dow employees, depend upon projected changes in the external market as well as the individual's contributions to Dow's corporate performance.

For 2001, the Committee reviewed the annual goals established by the Chief Executive Officer and his performance towards achieving each of them. Specifically, the Committee considered the following factors: economic profit; earnings per share; return on shareholder's equity; the achievement of synergies from the post-merger integration of Union Carbide Corporation, as well as other recently acquired entities; and the delivery of bottom-line results from the implementation of Six Sigma improvement processes throughout the Company. Thus, his 2001 base pay was increased both to reflect his performance in these areas and to improve his base salary position relative to the competitive range.

In general, the Committee has structured the Chief Executive Officer's pay so that, at target levels of total direct compensation, no more than 25 percent is delivered as base pay. The remainder – more than 75 percent – is variable or performance-dependent pay. For the past several years, that ratio has been approximately 20 percent base pay and 80 percent of compensation at risk in the form of performance-dependent pay.

Performance Awards (Bonuses)

The Executive Performance Plan (the "Plan"), first established in 1994, sets a minimum performance goal of $700 million of Net Income as defined in the Plan. In addition, the Committee has determined that no award will be paid to those named in the Proxy Statement if a minimum economic profit level associated with the Dow employees' variable pay program is not achieved. Once these goals have been met, the Compensation Committee evaluates corporate and individual performance. The Compensation Committee was notified that the Net Income goal was not achieved in 2001. In accordance with the Plan, no bonuses were paid to Executives under the Plan for 2001.

Long-Term Incentive Compensation

In 2001, long-term incentive compensation for selected executives, including the officers of the Company, consisted of grants of Market Priced Stock Options and Performance Shares. Market Price Stock Options are a part of the program, with a three-year pro-rata vesting period to encourage retention of key executives and to provide a longer-term focus towards creation of shareholder value. The exercise price of these options was the fair market value on the grant date. As a result, executives receive future gains from these options only to the extent the price of Dow stock increases. Performance Shares are shares of deferred stock that are earned only if the Company's financial performance over a five-year period (2001-2005) exceeds pre-established goals. The goals emphasize superior returns on capital, value growth, and share price appreciation. The Compensation Committee approved long-term incentive compensation awards for 2001 after evaluating the contribution of each executive to the Company's long-term performance and the impact of each executive's position on the organization.

To determine the CEO's long-term incentive compensation for 2001, the Committee evaluated progress towards several longer-term objectives, including:

•
Dow's long-term performance against key financial objectives, including measures of returns on capital at all points along the chemical industry cycle, value growth, and total shareholder return.

•
The multi-year achievement of bottom-line and top-line synergies from Dow's mergers and acquisitions, with a current emphasis on the effective integration of the Union Carbide Corporation into the overall operations of the Company.

•
The sustained realization of bottom-line results from the implementation of Six Sigma throughout the Company.

•
Initiatives regarding the development of Dow employees, including the recruitment and retention of a talented global workforce, and effective succession planning at the highest levels of the Company.

In addition, the Committee considered the appropriate mix of short-term and long-term compensation and Dow's competitive position as compared to market data from the compensation comparison group.

The Committee determined that for 2001 the levels of long-term incentive compensation granted to the CEO reflected actual performance measured against these goals, with appropriate consideration of the desired emphasis on long-term incentive compensation and the competitive positioning of the overall compensation package.

Stock Ownership Guidelines

Minimum stock ownership guidelines for key Dow executives were established in 1998. The ownership requirement for the CEO is Dow stock equal in value to six times the current annual base salary. The CEO will be expected to meet the ownership requirement by March 31, 2004. Other executives named in the Proxy Statement tables, as well as a group of other global business and corporate leaders, are required to own by March 31, 2002 (or within four years from the date they entered the group of leaders subject to ownership guidelines, if entry came subsequent to 1998) shares approximately equivalent in value to either three or four times the typical annual base salary for their job level. These guidelines are subject to periodic review to ensure that the levels are appropriate.

Harold T. Shapiro, Chairman Jacqueline K. Barton J. Michael Cook	Willie D. Davis Barbara H. Franklin Paul G. Stern

FINANCIAL INFORMATION

Summary Compensation Table

Long-Term Compensation

		Annual Compensation					Awards			Payouts

Name and Principal Position	Year	Salary ($)	Performance Award Bonus ($)		Other Annual Compensation ($)		Deferred/ Restricted Stock Awards ($) (a)	Securities Underlying Options (# Shares)		Long-Term Incentive Payouts ($) (b)	All Other Compen- sation ($)

M. D. Parker President and Chief Executive Officer	2001 2000 1999	960,000 703,715 553,000	0 930,000 735,000		0 0 0		0 0 0	125,100 shares 210,000 shares 158,400 shares	(c) (d)	12,938 12,006 12,006	117,501 90,941 65,116	(g) (h) (h)

A. A. Allemang Executive Vice President Operations	2001 2000 1999	514,550 461,575 407,420	0 360,000 500,000		0 0 80,845	(e)	99,135 0 0	53,400 shares 150,000 shares 108,000 shares	(c) (d)	4,613 4,280 4,280	91,428 43,287 44,546	(g)

R. M. Gross Corporate Vice President Research & Development	2001 2000 1999	415,948 381,652 347,140	0 294,393 419,095		0 0 0		0 0 0	38,400 shares 120,000 shares 72,000 shares	(c) (d)	1,406 1,305 1,305	76,897 33,650 38,769	(g)

R. L. Manetta Corporate Vice President General Counsel	2001 2000 1999	190,962 0 0	565,000 0 0	(f)	0 0 0		543,825 0 0	90,000 shares 0 0	(c)	3,350 0 0	447,362 0 0	(g)

J. P. Reinhard Executive Vice President Chief Financial Officer	2001 2000 1999	721,970 649,960 553,000	0 650,000 735,000		0 0 0		0 0 0	70,000 shares 210,000 shares 158,400 shares	(c) (d)	18,563 17,226 17,226	59,589 3,056,575 52,249	(g)

L. J. Washington, Jr. Corporate V.P. – EH&S, HR and Public Affairs	2001 2000 1999	405,750 377,420 357,630	0 242,982 394,415		0 0 0		0 0 0	31,700 shares 90,000 shares 67,200 shares	(c) (d)	7,875 6,003 6,003	73,425 32,246 39,381	(g)

(a)
Mr. Allemang received a grant of 3,000 shares of deferred stock in March 2001 in recognition of merger negotiation achievements. Mr. Manetta received a grant of 15,000 shares of deferred stock in August 2001 as a component of his job offer. Values in the chart are calculated by multiplying the date-of-grant fair market value by the number of shares granted. On 12/31/01, the aggregate number of deferred stock holdings outstanding for each of the named executives and the values of such holdings (calculated from the market price on 12/31/01) were: Messrs. Parker – 0 shares; Allemang – 3,000 shares, $102,240; Gross – 0 shares; Manetta – 15,000 shares, $511,200; Reinhard – 0 shares; Washington – 1,125 shares, $38,340. Market-rate dividend equivalents are paid on shares of deferred stock.

(b)
Cash payouts from Dividend Unit awards granted in years prior to 1999 to Messrs. Parker, Allemang, Gross, Reinhard and Washington. Cash payouts made to Mr. Manetta are from a 2001 Dividend Unit award.

(c)
Shares are 120-month market-priced stock options.

(d)
62.5% of the shares are 120-month market-priced stock options. Remaining shares granted are 66-month performance options that are exercisable only if the daily average market price of Dow stock equals or exceeds $50 per share by 2/16/04.

(e)
Compensation for taxes in excess of those that would otherwise be incurred due to foreign service assignments.

(f)
Signing incentive of $250,000 paid upon reporting to work and guaranteed payment of $315,000 paid in March 2002.

(g)
All other compensation details for 2001 appear in a separate chart on the following page.

(h)
Numbers vary from prior reports due to inclusion of the Company contribution to the Dow Swiss Pension Foundation Defined Contribution Plan, on behalf of Mr. Parker.

Details of 2001 All Other Compensation from Summary Compensation Table

Name	Reportable Elective Deferral Interest ($)	Elective Deferral Company Match ($)	Life Insurance Economic Benefit ($)	Key Employee Insurance Premiums ($)	Personal Excess Liability Insurance ($)	Defined Contribution Company Match ($)		One-Time Deferral Pension Supplement ($)(a)	One-Time Merger Recognition Award ($)(b)	Total Other Compensation ($)

Parker	0	0	4,979	0	923	111,599	(c)	0	0	117,501
Allemang	8,108	0	25,535	6,699	923	6,800		0	43,363	91,428
Gross	2,564	6,350	23,784	1,523	923	6,800		0	34,953	76,897
Manetta	1,869	0	42,870	0	923	1,700		400,000	0	447,362
Reinhard	244	0	45,505	6,117	923	6,800		0	0	59,589
Washington	4,504	6,223	17,793	2,949	923	6,800		0	34,233	73,425

(a)
One-time Company contribution to Mr. Manetta's elective deferral account to partially offset a pension shortfall resulting from his departure from previous employer in 2001 to join Dow. Amount shown vests 20% per year, subject to continued Dow employment in good standing.
(b)
Employee recognition awards for successful integration planning for the merger with Union Carbide Corporation.
(c)
The Company match contribution attributed to Mr. Parker varies from the others in this column due to his participation in the Dow Swiss Pension Foundation Defined Contribution Plan (the "Swiss DC Plan"), rather than a U.S. 401(k) plan. Under the requirements of the broad-based Swiss DC Plan, the employee's mandatory contribution is 6% of any annual bonus Performance Award paid during the year. The Company contribution is 12% of the award amount. If no Performance Award is paid to the employee, no contribution is made to the Swiss DC Plan by the employee or the Company for the year. The Company contribution for Mr. Parker's Swiss DC Plan retirement account in 2001 was $88,199 and in 1999 was $61,918. In 2002, no funds will be contributed to the Swiss DC Plan by either the employees or the Company, based upon the level of Performance Awards earned in 2001 and payable in 2002.

Option Grants in 2001

	Individual Grants

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for 10-Year Option Term (a)
	Number of Securities Underlying Options Granted (#)
			Percent of Total Options Granted to Employees in Fiscal Year
				Exercise or Base Price ($/Share)
						Expiration Date
Name							0% ($)		5% ($)		10% ($)

All Shareholders	N/A		N/A		N/A	N/A	0	(b)	19,206,064,185	(b)	48,472,447,705	(b)
All Optionees	8,750 6,694,000 3,750 3,500 142,000 8,750 3,500			$ $ $ $ $ $ $	33.9500 33.9400 32.3750 33.8450 36.2550 35.5450 37.0800	02/01/11 03/02/11 04/02/11 05/02/11 08/01/11 09/04/11 12/03/11	0 0 0 0 0 0 0		187,149 143,132,447 76,486 74,628 3,243,372 195,942 81,761		472,329 361,239,032 193,036 188,347 8,185,654 494,520 206,350

	6,864,250		100.0%				0	(c)	146,991,785	(c)	370,979,268	(c)
All Optionees' Gain as % of All Shareholders' Gain	N/A		N/A		N/A	N/A	N/A		0.8%		0.8%

M. D. Parker	125,100	(d)	1.8%		$33.9400	03/02/11	0		2,674,913		6,750,971
A. A. Allemang	53,400	(d)	0.8%		$33.9400	03/02/11	0		1,141,809		2,881,710
R. M. Gross	38,400	(d)	0.6%		$33.9400	03/02/11	0		821,076		2,072,241
R. L. Manetta	90,000	(e)	1.3%		$36.2550	08/01/11	0		2,055,659		5,188,091
J. P. Reinhard	70,000	(d)	1.0%		$33.9400	03/02/11	0		1,496,754		3,777,522
L. J. Washington, Jr.	31,700	(d)	0.5%		$33.9400	03/02/11	0		677,816		1,710,678

(a)
The dollar amounts under these columns show calculations at 0%, and at the 5% and 10% rates set by the Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(b)
Gain for all stockholders was based on the $33.94 exercise price for options granted on 03/02/01 and on the 898,226,758 shares outstanding on the 03/02/01 grant date.
(c)
No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately. A 0% gain in the stock price will result in zero dollars for the optionee.
(d)
This was a single grant made on 03/02/01. Options vest in three equal annual installments, beginning 03/02/02.
(e)
This was a single grant made on 08/01/01. Options vest in three equal annual installments, beginning 08/01/02.

Aggregated Option Exercises in 2001 and December 31, 2001, Option Values

			Number of Securities Underlying Unexercised Options at 12/31/2001 (#)		Value of Unexercised, In-the-Money Options at 12/31/2001 ($)
	Number of Securities Underlying Options Exercised (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

M. D. Parker	0	0	613,000	426,500	4,320,885	538,063
A. A. Allemang	0	0	320,000	261,400	1,746,291	355,115
R. M. Gross	0	0	137,500	179,900	1,997,469	199,764
R. L. Manetta	0	0	0	90,000	0	0
J. P. Reinhard	0	0	355,000	371,400	1,557,118	530,349
L. J. Washington, Jr.	0	0	324,100	157,000	2,682,546	213,984

12/31/2001 Fair Market Value = $34.08

Long-Term Incentive Plan Awards in 2001

			Estimated Future Payouts under Non-Stock Price-Based Plans

	Number of Shares, Units or Other Rights	Performance or Other Period until Maturation or Payout
Name			Threshold (# Shares or $)	Target (# Shares or $)	Maximum (# Shares or $)

M. D. Parker	125,100 (a)	2001-2005	0	125,100 shares	281,475 shares
A. A. Allemang	53,400 (a)	2001-2005	0	53,400 shares	120,150 shares
R. M. Gross	38,400 (a)	2001-2005	0	38,400 shares	86,400 shares
R. L. Manetta	10,000 (b)	2021	N.A.	$150,000	N.A.
J. P. Reinhard	70,000 (a)	2001-2005	0	70,000 shares	157,500 shares
L. J. Washington, Jr.	31,700 (a)	2001-2005	0	31,700 shares	71,325 shares

(a)
Numbers represent Performance Shares earned by meeting or exceeding the Company's stated strategic financial performance objectives over a five-year period beginning on 01/01/2001 and ending on 12/31/2005. Specific program measures relate to return on capital, sales volume growth and economic profit performance. Participants can earn between 0 and 200% of the target number of shares based on these objectives. In February 2002, an additional goal aligned with sustained market price improvement of Dow Common Stock was communicated to 2001 participants to earn an additional 25% of target shares. No shares will be earned if minimum strategic financial performance objectives are not achieved. Shares earned will be delivered in two equal installments on 4/16/2006 and 4/16/2007. Market-rate dividend equivalents from the date of grant are payable on 4/16/2007 for the shares earned.
(b)
Number represents Dividend Units, each a right to receive payments equal to actual dividends paid on a share of Dow Common Stock. The grant has a term of 20 years from the date of grant. Figures in the chart on payouts represent the present value of total future payments, based on the current quarterly dividend rate.

Certain Employment Agreements

The Company entered into an employment agreement with Mr. Manetta in July 2001 that was approved by the Compensation Committee Chairman on behalf of the Committee. The agreement provided an initial annual base salary of $450,000. It also provided for a guaranteed payment, in combination with his actual Performance Award for 2001, of no less than $315,000, with a maximum of $630,000, dependent upon Company, team and individual performance measures, as well as 50,000 ten-year market-priced options with a price of $36.255 and a three-year vesting schedule. Mr. Manetta will receive stock awards in 2002 with a minimum Black-Scholes value of $1,000,000.

To address certain forfeitures and a pension shortfall from leaving his previous employer and to provide incentives for him to join the Company, the agreement provided for a $250,000 signing incentive; 40,000 ten-year market-priced options with a price of $36.255 and a three-year vesting schedule, to replace options of his former employer that would be forfeited; 10,000 Dividend Units that provide payments for 20 years equal to dividends paid on an equal number of Dow shares; 15,000 shares of stock, deferred for five years, and dividend equivalent payments on the deferred stock until delivery of the shares; a deferred compensation account of $400,000 with a five-year vesting schedule; and participation in the Dow Employees' Pension Plan that has a five-year vesting period.

Mr. Manetta is also eligible for employee benefits received by other U.S.-based salaried employees, the North American relocation package for expenses associated with a geographic move, vacation eligibility for a 22-year employee, and executive benefits including financial planning support, medical examinations and key person life insurance. The agreement is subject to continued employment in good standing and other usual employment requirements of the Company.

PENSION PLANS

The Company provides the Dow Employees' Pension Plan (the "Plan") for employees on its U.S. payroll and for employees of some of its wholly owned U.S. subsidiaries. Because it is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of the Plan assets, as in a defined contribution plan.

Upon normal retirement at age 65, a participant receives an annual pension from the Plan subject to a statutory limitation. The annual pension is the greater of (a) or (b) below:

(a)
1.6 percent of the employee's highest average credited compensation for any three consecutive years, multiplied by the employee's years of credited service up to 35 years, and by one-half of the years of credited service in excess of 35 years. The Plan contains a provision for an offset of the employee's primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986. This formula is only available to participants who first become participants on or before January 1, 1996.

(b)
A benefit that is the sum of the employee's yearly basic and supplemental accruals. Basic accruals equal the employee's highest average credited compensation for any three consecutive years multiplied by a percentage ranging from 4 percent to 18 percent dependent upon the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1 percent to 4 percent, based on the age of the employee in the years earned.

  The sum of the basic and supplemental accruals is divided by a conversion factor to calculate the immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula (b) will be credited with interest, currently at 8 percent per year.

The following table illustrates the annual pension benefits, including those from the Executives' Supplemental Retirement Plan or the Key Employees' Insurance Plan payable to executive officers, calculated under the Dow Employees' Pension Plan before the application of an offset of the employee's primary Social Security benefit. The benefits shown are single-life annuities for participants who retire at age 65. While a single life annuity provides a higher retiree benefit, most participants elect pensions with survivorship provisions.

Annual Pension Benefits

Final Average Pay for Pension
	Years of Credited Service
	15	20	25	30	35	40	45

500,000	169,000	214,000	248,000	272,000	284,000	287,000	287,000
600,000	204,000	258,000	299,000	328,000	343,000	346,000	346,000
700,000	239,000	302,000	350,000	384,000	402,000	405,000	405,000
800,000	274,000	346,000	401,000	440,000	461,000	464,000	464,000
900,000	308,000	390,000	452,000	496,000	519,000	524,000	524,000
1,000,000	343,000	434,000	503,000	552,000	578,000	583,000	583,000
1,100,000	378,000	478,000	554,000	607,000	637,000	642,000	642,000
1,200,000	413,000	522,000	606,000	663,000	695,000	701,000	701,000
1,300,000	447,000	566,000	657,000	719,000	754,000	761,000	761,000
1,400,000	482,000	610,000	708,000	775,000	813,000	820,000	820,000

For the persons named in the Summary Compensation Table, the years of credited service and 2001 compensation covered by the pension plans as of 12/31/01, are: Messrs. Reinhard – 31.2, $1,303,058; Allemang – 36.6, $904,790; Gross – 27.2, $709,527; Washington – 32.6, $693,282; Manetta – 0.5, $505,962(a).

Mr. Parker participates in the Dow Swiss Foundation Defined Benefits Plan that has different terms than the U.S. retirement plan, but provides a benefit comparable to the table above. His pensionable salary as of 12/31/01 was 1,465,344 Swiss francs (approximately $864,000)(b). His total service is 33.3 years.

(a)
The 2001 annual pensionable compensation for Mr. Manetta includes 100% of his target performance award. Mr. Manetta is not yet vested in the pension plans.

(b)
The 2001 annual pensionable compensation stated above for Mr. Parker reflects a change in computation methodology from prior reports to assure consistency with the provisions of the defined benefit pension plan for which he is eligible.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

The table below states beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of Dow common stock as of March 1, 2002, except as otherwise noted.

Name	Shares Beneficially Owned*		Rights to Acquire Beneficial Ownership of Shares**		Percent of Class

A. A. Allemang	95,132.4		421,100.0		***
J. K. Barton	7,500.0		20,550.0		***
A. J. Carbone	117,168.2	(a)	705,875.0		***
J. M. Cook	7,722.0	(a)			***
J. C. Danforth	4,500.0		15,900.0		***
W. D. Davis	6,150.0		19,800.0		***
B. H. Franklin	10,437.0		20,550.0		***
A. D. Gilmour	7,500.0	(a)	15,900.0		***
R. M. Gross	33,803.6		226,552.0		***
R. L. Manetta		(b)		(b)	***
M. D. Parker	127,315.1	(a)	774,575.0		***
J. P. Reinhard	161,596.8	(a)	500,854.0		***
J. M. Ringler	5,482.4		23,519.0		***
H. T. Shapiro	8,188.9		21,750.0		***
W. S. Stavropoulos	338,274.3	(a)	1,893,750.0		***
P. G. Stern	10,500.0		20,550.0		***
L. J. Washington, Jr.	46,171.0		386,642.0		***
Group Total	987,441.7	(a)	5,067,867.0		0.67%
All Directors and Executive Officers as a Group	1,015,901.6	(a)	5,344,287.0		0.70%
Certain Other Owners (c):
Capital Research and Management Company	59,446,900	(d)			6.56%

*
In addition to shares held in sole name, these columns include all shares held by the spouse and other members of the person's immediate family who share that household with the named person. These columns also include all shares held in trust for the benefit of the named party or group in The Dow Chemical Company Employees' Savings Plan. The named person may disclaim beneficial ownership of some or all of the shares listed.
**
This column includes any shares that the party or group could acquire through April 30, 2002, by (a) exercise of an option granted by Dow, (b) distribution of shares under a Deferred Stock Agreement or (c) payment of any balance due under a subscription in The Dow Chemical Company 2001-02 Employees' Stock Purchase Plan. The shares indicated in this column have not been issued and cannot be voted.
***
Less than 0.5 percent of the total shares of Dow common stock issued and outstanding.

(a)
Directors Carbone, Cook, Gilmour, Parker, Reinhard and Stavropoulos are all members of the Board's Finance Committee, which shares investment and voting authority for stock held in the Dow Employees' Pension Plan Trust ("DEPP") and the Retirement Program for Employees of Union Carbide Corporation and its Participating Subsidiary Companies ("UCCRP"). As of 2/28/2001, the DEPP beneficially owned 5,545,857 shares of Dow common stock; the UCCRP beneficially owned 3,532,500 shares. The named individuals, and all other Directors and officers, disclaim beneficial ownership of Dow common stock owned by the DEPP and the UCCRP.
(b)
Mr. Manetta was not affiliated with the Company until 7/30/2001 when he became an employee.
(c)
Certain information regarding the only current beneficial owner of more than five percent of the Company's voting securities known to the Company.
(d)
As reported in Schedule 13G dated as of December 31, 2001, filed by Capital Research and Management Company (333 South Hope Street, Los Angeles, CA 90071) in its role as an investment advisor and broker/dealer for various clients.

COMPENSATION OF DIRECTORS

Directors' Fees

Directors' fees are paid only to Directors who are not Dow employees as follows:

•	Board Service	$45,000 annually
•	Each Board Committee	$ 8,000 annually
•	Each Committee Chairmanship	$ 8,000 annually

Nonemployee Directors receive a one-time grant of 4,500 shares of the Company's common stock, subject to certain transfer restrictions specified by the Compensation Committee. Mr. Ringler received a grant in February 2001.

Deferred Compensation Plan

Nonemployee Directors may elect, prior to the start of any Board year (from election or from the Annual Meeting to the next Annual Meeting), to have all or part of their fees credited to a deferred compensation account. At the election of the Director, this may be a cash account or an account in units based on the value of Dow common stock. Amounts credited to the Director's account will accrue interest either equivalent to 125 percent of the 120-month rolling average of the ten-year U.S. Treasury Note determined on September 30 of the preceding year, or amounts equivalent to dividends paid on Dow common stock. Such deferred amounts will be paid in installments at the election of the Director, commencing on the July 15 following the Director's termination of Board membership, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. If the Director remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board membership.

Option Grants

Nonemployee Directors may receive grants of ten-year nonqualified market-priced options for the purchase of Dow common stock. Such grants may be made once every five years, for the ten-year duration of the Option Plan. All options are subject to a three-year incremental vesting schedule. The size of the option grants is determined by a fixed formula based on the then current annual retainer and price of Dow common stock, and grants are contingent upon the Director owning increasingly larger amounts of Dow stock.

To be eligible to receive the third and final grant in 2004, Directors who received both prior grants under the Option Plan must hold 7,500 Dow shares; one prior grant, 6,000 Dow shares; and new grantees, 4,500 Dow shares, holding such shares for at least a year prior to the grant date.

Stock Incentive Plan

As a substitute for a nonemployee Directors' pension plan discontinued at the end of 1997, the Company has established a nonemployee Directors' stock incentive plan. It provides annual grants of ten-year non-qualified market-priced stock options, that vest after completion of five years of Board service. However, no options may be exercised earlier than one year from the date of grant. The number of options granted to each eligible nonemployee Director is determined according to a fixed formula that calculates 45 percent of the prior year's average annual retainer and fees for nonemployee Directors. This value is then divided by the product of the Black-Scholes valuation of a ten-year option and the market price of Dow stock on the date of grant. In 2001, each nonemployee Director received an option grant for the purchase of 3,150 shares of Dow common stock.

STOCKHOLDER RETURN

The charts below illustrate cumulative total return to Dow stockholders for certain periods of time. They depict a hypothetical $100 investment in Dow common stock on December 31 of the first year of the charts, and show the increased value of that investment over time until December 31 of the final year, with all dividends reinvested in stock. Hypothetical investments of $100 in the Standard & Poor's 500 Stock Index and the Standard & Poor's Chemicals – 500 Index are shown in comparison.

Five-Year Cumulative Total Return

Source: Standard & Poor's Compustat

Ten-Year Cumulative Total Return

Source: Standard & Poor's Compustat

The form of the charts above is in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These charts do not reflect the Company's forecast of future financial performance.

OTHER INFORMATION

Future Stockholder Proposals

If you wish to submit a proposal to be considered for inclusion in the proxy material for next year's Annual Meeting, please send it to the Office of the Corporate Secretary.* Under the rules of the Securities and Exchange Commission, proposals must be received no later than November 22, 2002.

Nominations for Director

The Committee on Directors will continue its long standing practice of accepting stockholders' suggestions of candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its committees. Such recommendations may be sent to the Committee on Directors through the Office of the Corporate Secretary.*

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Office of the Corporate Secretary* between November 22, 2002, and January 21, 2003. Such notices must comply with the provisions set forth in the Bylaws. A copy of the relevant provisions of the Bylaws will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Office of the Corporate Secretary.*

Notification of Future Annual Meeting Business

Under the Company's Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Office of the Corporate Secretary.* For the 2003 Annual Meeting, written notice must be given between November 22, 2002, and January 21, 2003. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the relevant provisions of the Bylaws will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Office of the Corporate Secretary.*

Multiple Stockholders with the Same Address

In accordance with a notice sent earlier this year to stockholders who share a single address, only one Annual Report and Proxy Statement will be sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If you hold your stock in "street name," you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, ADP, 51 Mercedes Way, Edgewood, NY 11717. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your account number to EquiServe, P.O. Box 43016, Providence, RI 02940-3016. The revocation of your consent to householding will be effective 30 days following its receipt.

Copies of Proxy Material and Form 10-K

Dow's Proxy Statement and Annual Report are posted on Dow's website: www.dow.com. The annual report on Form 10-K is also available on the website. Stockholders can receive printed copies of each of these documents without charge by calling or writing EquiServe at 1-800-369-5606 or 781-575-3899, or P.O. Box 43016, Providence, RI 02940-3016.

Internet Delivery of Proxy Materials

Stockholders may consent to receive their Proxy Statement and Annual Report in electronic form rather than in printed form. This results in faster delivery of the documents and reduced printing and mailing costs. Registered stockholders may register their consent when they vote their shares on the Internet at www.eproxy.com/dow. Holders in street name may register their consent while voting on the Internet at www.proxyvote.com. If you previously consented to electronic delivery but have since changed your email address, please re-register.

Other Matters

The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Meeting and any stockholder proposal omitted from the Proxy Statement and form of proxy, pursuant to the rules of the Securities and Exchange Commission. At the time this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.

/s/ Tina S. Van Dam
Tina S. Van Dam Secretary of the Company	Midland, Michigan March 22, 2002
*
The address is: Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674.

*Trademark of The Dow Chemical Company

Printed on recycled paper	Form No. 161-00563-0301 GC

This document is being furnished in electronic format pursuant to the Rules and Regulations of the Securities Exchange Act of 1934 as amended, Schedule 14A, Item 10, Instruction 3, and is not an appendix or part of the Company's Proxy Statement being provided to security holders.

Prospectus Material

The Dow Chemical Company Common Stock Par Value $2.50 Per Share

The Dow Chemical Company 1988 Award and Option Plan
Important Instructions

SAVE THIS DOCUMENT FOR YOUR FUTURE REFERENCE. This Prospectus/Summary describes and contains the complete text of The Dow Chemical Company 1988 Award and Option Plan. Awardees will be informed of any significant changes in the Plan through supplements to this Prospectus/Summary. Current information concerning Dow will be available regularly. Please refer to the material under the captions "Incorporation of Certain Documents By Reference" and "Available Information".
Approved by Stockholders of the Company and Adopted by Board of Directors May 12, 1988 Adjusted for Stock Split on November 20, 1989
Amended by the Board of Directors on May 9, 1991
Amendment and Restatement Approved by the Stockholders of the Company on May 15, 1997, Effective as of January 1, 1997
Amendment and Restatement Adopted by the Board of Directors on May 15, 1997, Effective as of January 1, 1997
Adjusted for Stock Split on June 16, 2000
Includes Proposed Amendment for Consideration by the Stockholders of the Company on May 9, 2002

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

March 2002

COMPLETE TEXT OF THE DOW CHEMICAL COMPANY 1988 AWARD AND OPTION PLAN

1.	Establishment and Purpose of the Plan
The Dow Chemical Company 1988 Award and Option Plan is hereby established upon the following terms and conditions. The purpose of the Plan is to attract and retain in the employ of the Company and its Subsidiaries and Affiliates people of ability, training and experience by providing such people, in consideration of services performed, an incentive for outstanding performance to the end of furthering the continued growth and profitability of the Company, and to encourage ownership of the Company's stock by such people.
2.	Definitions
2.01	Affiliate: Any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee.
2.02	Award: An award of Deferred Stock, Restricted Stock, Options or Stock Appreciation Rights under the Plan.
2.03	Awardee: An Employee to whom an Award is made.
2.04	Board of Directors: The Board of Directors of the Company.
2.05	Common Stock: The Common Stock of the Company, par value $2.50 a share, or such other class or kind of shares or other securities as may be applicable under Section 10.
2.06	Company: The Dow Chemical Company, a Delaware corporation, or any successor to substantially all its business.
2.07	Committee: The Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, designated to administer the Plan under Section 4, which committee shall have at least three members, each of which shall be a Disinterested Person.
2.08	Deferred Stock: Common Stock awarded by the Compensation Committee under Section 6 of the Plan.
2.09	Disinterested Person: A person defined in Rule 16b-3(d)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, or any successor definition adopted by the Commission.
2.10	Employee: ~~A full time managerial, administrative or professional~~ An employee of the Company or a Subsidiary, including an officer or director who is such an employee, who at the time an Award is made has a work schedule of 50% or more of the standard hours defined as full-time in such employee's work location, but excluding any employee who has provided to the Company a written irrevocable election not to be eligible.
2.11	Fair Market Value: As applied to a specific date, the average of the highest and lowest market prices of Common Stock, as reported on the consolidated transaction reporting system for New York Stock Exchange issues on such date or, if Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded. However, in the case of an Incentive Stock Option, if such method of determining Fair Market Value shall not be consistent with the then current regulations of the U.S. Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations.
2.12	Incentive Stock Option: Any Option intended to meet the requirements of an incentive stock option as defined in Section 422A of the U.S. Internal Revenue Code of 1986 as amended or any statutory provision that may replace such Section.
2.13	Non-Qualified Option: Any Option not intended to be an Incentive Stock Option.
2.14	Options: Any option or options granted from time to time under the Plan, including both Non-Qualified Options and Incentive Stock Options.
2.15	Plan: The Dow Chemical Company 1988 Award and Option Plan herein set forth, as the same may from time to time be amended.
2.16	Restricted Stock: Common stock awarded by the Committee under Section 7 of the Plan.
2.17	Stock Appreciation Rights: Rights awarded by the Committee under Section 9 of the Plan.

2.18	Subsidiary: Any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.
3.	Eligibility Any Employee is eligible to receive an Award.
4.	Plan Administration
4.01	Administrator: The Plan shall be administered by the Committee.
4.02	Administrative Powers: The Committee shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Awards will be granted, in determining the type and amount of Award to be granted to each such Employee, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Awardees. The Committee shall have the power to make regulations for carrying out the Plan and to make changes in such regulations as they from time to time deem proper. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, Affiliates, all Employees, their respective legal representatives, successors and assigns and upon all other persons claiming under or through any of them. As to the selection of and grants of awards to Awardees who are not subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may delegate any or all of its responsibilities to members of the Company's administration.
4.03	Limitation on Liability: Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.
5.	Shares Subject to the Plan
5.01	Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for grant under the Plan in each calendar year during any part of which the Plan is effective shall be one and one-half percent (1.5%) of the total outstanding shares of Common Stock as of the first day of such year for which the Plan is in effect; provided that such number shall be increased in any year by fifty percent (50%) of the shares available for grant hereunder in each of the previous three years, but not covered by Awards granted hereunder in such years; and provided, further that no more than thirty million (30,000,000) shares shall be cumulatively available for the grant of Incentive Stock Options under the Plan. Awards of Deferred Stock and Restricted Stock are limited to fifteen (15%) of the aggregate limit as provided in this Section, such percentage to be calculated as the annual average over any ten year period of time. In addition, the Company may increase the shares available for Awards through an advance of up to fifty percent (50%) of the subsequent year's allocation (determined by using fifty percent (50%) of the current year's allocation). In addition, any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

2

5.02	Individual Limits: Notwithstanding anything to the contrary elsewhere in this Plan, and subject to adjustment as provided in Section 10, in any calendar year, the maximum number of shares of common stock covered by Awards of Options and Stock Appreciation Rights granted to any individual shall not exceed one million, two hundred thousand (1,200,000). In addition, any shares that remain ungranted under the foregoing limitation for the prior calendar year for that individual may be carried forward to the current year, and any number of shares may be borrowed against that individual's limit for the succeeding year. In no event, however, shall the total number of shares carried forward and borrowed in any year for any individual pursuant to this Section 5.02 exceed the maximum number stated in the first sentence of this Section 5.02. For purposes of this Section 5.02, shares shall be counted first against the current year, then against the prior year, and finally against the succeeding year. Aggregate awards of Deferred Stock and Restricted Stock to any individual shall not exceed nine hundred thousand (900,000) shares during any three-calendar-year period.
6.	Deferred Stock Rules and Conditions The grant of Deferred Stock shall be upon the following rules and conditions:
6.01	Deferred Stock Grants: Deferred Stock shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including provisions for the protection of Deferred Stock in the event of mergers, consolidations, dissolution, and liquidations affecting either the agreement or the stock issued thereunder) as the Committee shall deem advisable.
6.02	Crediting of Deferred Stock: Upon determination of the number of shares of Deferred Stock to be granted to an Awardee the Committee shall direct that the same be credited to the Awardee's account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.04 hereof. Prior to issuance and delivery hereunder the Awardee shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to his or her account.
6.03	Payment Equivalent to Dividends: During the period that shares of Deferred Stock remain credited to the account of an Awardee and before their issuance and delivery, the Company shall pay or accrue to the Awardee on each date dividends on Common Stock are paid, a sum of money equal to what would have been received if the shares of Deferred Stock credited to the account had been owned, subject to such conditions as the Committee may deem appropriate.
6.04	Delivery: Subject to the terms and conditions described herein, the shares of Deferred Stock credited to the account of an Awardee shall be issued and delivered to the Awardee in one or more installments beginning with such date as the Committee may determine. The Committee may, in its sole discretion, modify or accelerate the delivery of any shares of Deferred Stock under such circumstances as it deems appropriate.
7.	Restricted Stock Rules and Conditions The grant of Restricted Stock shall be upon the following rules and conditions:
7.01	Restricted Stock Grants: Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall confirm to the requirements of the Plan and may contain such other provisions (including provision for the protection of Restricted Stock in the event of mergers, consolidations, dissolutions, and liquidations, affecting either the agreement or the stock issued thereunder) as the Committee shall deem advisable.
7.02	Issuance of Restricted Stock: Upon determination of the number of shares of Restricted Stock to be granted to an Awardee the Committee shall direct that a certificate representing the number of shares of Common Stock be issued to the Awardee with the Awardee as the registered owner. The certificate representing such shares shall either be legended as to sale, transfer, assignment, pledge or other encumbrances during the restricted period or deposited by the Awardee, together with a stock power endorsed in blank, with the Company.

3

7.03	Dividends and Voting Rights: During the restricted period the Awardee shall have the right to receive dividends from and to vote the shares of Restricted Stock.
7.04	Delivery: The Restricted Stock agreement shall specify the duration of the restricted period and the performance and/or employment conditions under which the Restricted Stock may be forfeited to the Company. At the end of the restricted period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed or the shares delivered, as the case may be, with respect to such number. The Committee may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock.
8.	Option Rules and Conditions The grant of Options shall be upon the following rules and conditions:
8.01	Option Grants: Options shall be evidenced by Option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restrictions upon the exercise of the Option, provisions for the protection of Options in the event of mergers, consolidations, dissolutions and liquidations) as the Committee shall deem advisable.
8.02	Option Price: Except for adjustments permitted by Section 10, the price at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the greater of the Fair Market Value of such shares on the date the Option is granted or the par value of such Common Stock. The Committee may not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Option Price. Furthermore, no Options may be canceled and replaced with Awards having a lower Option Price without the further approval of the stockholders of the Company.
8.03	Terms of Options: The Option agreements shall specify when an Option may be exercisable and the terms and conditions applicable in the event of the Awardee's termination of employment during the Option's term. In any case, the term of an Option shall in no event be greater than ten years, and no Option may be exercisable less than one year from date of grant.
8.04	Incentive Stock Option: Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be incentive stock option as defined in Section 422A of the Internal Revenue Code of 1986 as amended or any statutory provision that may replace such Section, any provisions thereof that can not be so construed shall be disregarded. In no event may an Awardee be granted Incentive Stock Options which do not comply with such grant and vesting limitations as may be prescribed by Section 422A(b)(7) of the Internal Revenue Code of 1986 as amended, or any successor section or limitation and any implementing regulations.
8.05	Payment of Option Price: The Option price of the shares of Common Stock for which an Option shall be exercised shall be paid in full in cash at the time of the exercise or, with the consent of the Committee, in whole or in part in Common Stock valued at Fair Market Value. An Awardee shall have no rights of a stockholder with respect to any shares of Common Stock subject to an Option unless and until a stock certificate of such shares shall have been issued to him or her.
9.	Stock Appreciation Rights The grant of Stock Appreciation Rights ("SARs") shall be subject to the following rules and conditions:

4

9.01	Stock Appreciation Right Grants: Stock Appreciation Rights are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock as selected by the Committee. These rights, which are determined by the appreciation in Common Stock, shall be evidenced by Stock Appreciation Right agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SAR"), or may be granted separately ("Freestanding SAR"). A Tandem SAR may be granted either at the time of the grant of the option or at any time thereafter during the term of the option and shall be capable of being exercised only to the extent that the related stock option is capable of being exercised. In no event shall a Freestanding SAR be exercisable within the first six months of its grant, or in the case of a Tandem SAR within the first six months of the grant of the related Option.
9.02	SAR Price: The exercise price of a Tandem SAR shall be the option price under the related stock option. The exercise price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee on the date of grant of the Freestanding SAR. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciate in value of the Common Stock attributable to the SAR at any time prior to its exercise.
9.03	Exercise of SAR: A Tandem SAR and a Freestanding SAR shall entitle the recipient to receive a payment equal to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR or such lesser amount as determined by the Committee. Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, Restricted Stock or any combination, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares covered by the grant, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise, and such shares shall no longer be available for grant under Section 8. Conversely, if the related stock option is exercised as to some or all of the shares covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. To the extent an SAR (or the related stock option) has not been exercised on its expiration, it will be exercised automatically and paid in the form determined by the Committee.
9.04	Terms of SAR: SARs shall be subject to the same terms and conditions applicable to options as stated in Section 8.03. SARs shall also be subject to such other terms and conditions not inconsistent with the Plan as shall be determined by the Committee.
10.	Adjustments Upon Changes in Capitalization
In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or a sale by the Company of all or part of its assets, or any distribution to stockholders other than a normal cash dividend, the Board of Directors shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment, however, and the Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall be paid in cash to the Awardee.
11.	Effective Date, Termination and Amendment
The Plan became effective on May 12, 1988, by approval of Company shareholders. The Plan shall remain in full force and effect until terminated by the Board of Directors, who shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall:
11.01	Increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan.

5

11.02	Change the class of employees eligible to be Awardees.
11.03	Decrease the Option Price stated in Section 8.02.
11.04	Withdraw the administration of the Plan from the Committee.
11.05	Change the provisions of this Section 11.
12.	Forfeiture
Awards may be forfeited if the Awardee terminates his or her employment with the Company, a Subsidiary or an Affiliate for any reason other than death or retirement, except that the Committee shall have the authority to provide for their continuation in whole or in part whenever it in its judgment shall determine that such continuation is in the best interests of the Company. Awards may furthermore be forfeited by an Awardee if the Committee determines that the Awardee has at anytime engaged in any activity harmful to the interest of or in competition with the Company, its Subsidiaries or Affiliates or accepts employment with a competitor.
13.	Non-Assignability Awards may not be pledged, assigned or transferred for any reason during the Awardee's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.
14.	Beneficiary upon Awardee's death
An Awardee's Award shall be transferable at his or her death to the beneficiary designated by the Awardee on forms prescribed by and filed with the Committee. Upon the death of an Awardee, such beneficiary shall succeed to the rights of the Awardee. If no such designation of a beneficiary has been made, the Awardee's Awards shall succeed to his or her legal representative and shall be transferable by will or pursuant to the laws of descent and distribution.
15.	General Provisions
15.01	Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment of any Employee at any time with or without assigning any reason therefor.
15.02	For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed termination of employment.
15.03	Appropriate provision may be made for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock in respect of any federal, state or local withholding taxes whether domestic or foreign. In the case of the payment of Awards in the form of Common Stock, the Company shall have the right to retain the number of shares of Common Stock whose fair market value equals the amount to be withheld.
15.04	If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.
15.05	Without amending the Plan, awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.
15.06	To the extent that federal laws (such as the Securities Exchange Act of 1934, the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware and construed accordingly.
15.07	The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be unilateral by the Company, except in the case of amendments adverse to the Awardee, in which case the Awardee's consent is required to any such amendment.

6

15.08	Notwithstanding any other provision of the Plan to the contrary:
(i) Deferred Stock: Upon the occurrence of a Change in Control, an Awardee's right to receive the number of shares of Deferred Stock credited to the account of the Awardee shall not be forfeitable under any circumstances, including but not limited to those circumstances set forth in Section 12 of the Plan. The Company shall deliver to the Awardee the shares of Deferred Stock credited to the account of the Awardee on the thirtieth day following the occurrence of a Change in Control unless the Awardee elects prior to the date of delivery of such Deferred Stock to receive a lump sum cash amount in lieu of such Deferred Stock, equal to the number of shares of Deferred Stock credited to the account of the Awardee multiplied by the greater of: (A) the highest price per share paid for the purchase of Common Stock in connection with the Change in Control or (B) the highest closing price per share paid for the purchase of Common Stock on the principal exchange on which the Common Stock is listed, or, if the Common Stock is not listed, on the NASD automatic quotation system, during the 30-day period immediately preceding the Change in Control. The Compensation Committee shall have no discretion or authority to alter or delay the amount or form of payment of the Awardee's shares of Deferred Stock, except to accelerate such payment.
(ii) Restricted Stock: Upon the occurrence of a Change in Control, all of the restrictions on Restricted Stock shall lapse and be of no effect whatsoever and such shares shall not thereafter be forfeitable under any circumstances, including but not limited to those circumstances set forth in Sections 12 or 7.04 of the Plan. The Company shall deliver to the holder of shares of Restricted Stock certificates representing the number of shares and securities on which restrictions have so lapsed free of any restriction, legend or notation within 30 days following the occurrence of a Change in Control. In the event legended shares were previously provided to the Awardee, the replacement shares will only be delivered upon tender by the holder of certificates representing shares of Restricted Stock in form acceptable for transfer and free and clear of all liens, claims, options and encumbrances. Neither the Board of Directors nor the Compensation Committee shall have authority to alter or delay the delivery of Common Stock pursuant to the terms of this Paragraph without the holder's written consent.
(iii) Definition: "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if (A) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or (B) during any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three quarters (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. A change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Board of Directors has approved such change in control prior to either (i) the occurrence of any of the events described in the foregoing clauses (A) and (B), or (ii) the commencement by any person other than the Company of a tender offer for the Common Stock.

7

(iv) Management Objectives for Certain Awards of Deferred Stock and Restricted Stock: Any Award of Deferred Stock or Restricted Stock may specify management objectives which, if achieved, will result in payment or early payment in the case of Deferred Stock, or termination or early termination of the applicable restrictions in the case of Restricted Stock. Any Award that specifies management objectives shall specify a minimum acceptable level of achievement in respect of the specified management objective below which no payment will be made in the case of Deferred Stock, or there will be a complete forfeiture of shares in the case of Restricted Stock. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Employee or Subsidiary in which the Employee is employed. The management objectives may be relative to the performance of other companies or entities. If any individual is, or is determined by the Committee to be likely to become, a covered employee within the meaning of Section 162(m) of the Internal Revenue Code, then Awards to that individual that specify management objectives shall be based on specified levels of, or growth in, one or more of the following criteria: (i) earnings, (ii) earnings per share, (iii) share price, (iv) revenues, (v) total shareholder return, (vi) return on invested capital, equity, or assets, (vii) operating margins, (viii) sales growth, (ix) productivity improvement, (x) market share, and (xi) economic profit. Except as may be permitted under Section 162(m) of the Internal Revenue Code of 1986 as amended, or any successor provision, the Committee may not adjust management objectives after the grant of any Award that specifies management objectives.

8

The Dow Chemical Company

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 9, 2002, at 2 p.m. EDT at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Doors will open at 12:30 p.m. Items of business at the meeting will be:

1.
Election of four Directors.

2.
Ratification of the appointment of Deloitte & Touche LLP as Dow's independent auditors for 2002.

3.
Authorization of the amendment of the 1988 Award and Option Plan.

4.
Transaction of any other business as may properly come before the Meeting.

The Board of Directors recommends a vote FOR Agenda Items 1, 2 and 3.

Only stockholders who held shares of record as of the close of business on March 11, 2002, are entitled to receive notice of and to vote at the Meeting or any adjournment thereof. This is your ticket of admission to the Meeting. It is not transferable.

Your vote is important. Whether or not you plan on attending the Meeting, we hope you will vote your shares as soon as possible. You may vote your shares on the Internet, by telephone or by mailing a completed form. Your voting form includes instructions on each of these voting methods.

Camera and recording devices are not permitted at the Meeting.

2002 Annual Meeting of Stockholders	The Dow Chemical Company

VOTING INSTRUCTION AND PROXY FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

The undersigned hereby appoints J.M. Cook, M.D. Parker and J.P. Reinhard, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on May 9, 2002, at 2 p.m. EDT and at any adjournment thereof, on the following matters and upon such other business as may properly come before the Meeting.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR the election of four Directors as listed in Proposal 1, and FOR Agenda Items 2 and 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting. To vote in accordance with the Dow Board of Directors' recommendations, just sign and date on the reverse side—no voting boxes need to be checked. The Proxy Committee cannot vote your shares unless you sign, date and return this card, or vote electronically as explained on the reverse side.

NOTICE TO PARTICIPANTS IN EMPLOYEE STOCK OWNERSHIP PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, The Dow AgroSciences Employee Savings Plan, and the DH Compounding Savings and Retirement Plan ("the Plans"). The undersigned hereby directs the applicable Trustee to vote all shares of common stock credited to the undersigned's accounts at the Meeting and at any adjournment thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the applicable Trustee will vote the respective Plan shares.

Ticket of Admission

2002 Annual Meeting of Stockholders
THE DOW CHEMICAL COMPANY

Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan
May 9, 2002—2 p.m. EDT

THREE WAYS YOU CAN VOTE

VOTE BY INTERNET: www.eproxyvote.com/dow
1.	Go to the website www.eproxyvote.com/dow
2.	Enter your 14-digit control number, located above your name on the voting form below.
3.	Follow the simple instructions.
VOTE BY PHONE: 1-877-779-8683
1.	Call toll-free 1-877-779-8683 (U.S. and Canada only) at any time.
2.	Enter your 14-digit control number, located above your name on the voting form below.
3.	Follow the simple recorded instructions.
VOTE BY MAIL:
1.	Mark, sign and date this card.
2.	Return it in the enclosed postage-paid envelope to: EquiServe, P.O. Box 43044, Providence, RI 02940-5077.

A vote by Internet or phone authorizes the named proxies or Trustee(s) to vote your shares just as if you had completed and mailed this card. Do not return this card if you vote by Internet or telephone.

Your Dow Annual Report and Proxy Statement are enclosed or have been delivered to you electronically by email. You may access both documents at:

www.dow.com/2002meeting

Detach voting form to mail.
☒	Please mark votes as in this example.

Your Board of Directors recommends a vote FOR Agenda Items 1, 2 and 3.

		FOR ALL	FOR ALL EXCEPT	WITHHOLD ALL		FOR	AGAINST	ABSTAIN
Agenda Item 1:	Election of four Directors:	☐	☐	☐	Agenda Item 2: Ratification of the appointment of Deloitte and Touche LLP as independent auditors for 2002.	☐	☐	☐
(1) Jacqueline K. Barton (2) Anthony J. Carbone (3) Barbara Hackman Franklin (4) Harold T. Shapiro					Agenda Item 3: Authorization of the amendment of the 1988 Award and Option Plan.	☐	☐	☐
To withhold authority to vote for a nominee, mark "FOR ALL EXCEPT" and write the nominee's number(s) or name(s) here:

							YES	NO
					I will attend the Annual Meeting.		☐	☐
					I have made comments on this card or an attachment, or have marked an address change.		☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR all candidates and FOR Agenda Items 2 and 3. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the Meeting or any adjournment thereof. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting and at any adjournment thereof.
Signature:	Date:	Signature:	Date:
Please sign this voting instruction form as the name(s) appear above. When signing as an attorney, executor, administrator, trustee, or guardian, please give full name as such.

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2002
VOTING PROCEDURES
  Voting Your Shares In Advance
  Dividend Reinvestment Program Shares and Employees' Savings Plan Shares
  Dow Shares Outstanding
  Proxies on Behalf of the Dow Board
THE BOARD OF DIRECTORS AND BOARD COMMITTEES
  Board of Directors' Classes
Agenda Item 1 CANDIDATES FOR ELECTION AS DIRECTOR
CONTINUING DIRECTORS
Agenda Item 2 RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS
FEES PAID TO THE INDEPENDENT AUDITORS
Agenda Item 3 AUTHORIZATION OF THE AMENDMENT TO THE 1988 AWARD AND OPTION PLAN TO BROADEN ELIGIBILITY
  Reasons for the Amendment
  Summary of the Plan
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
  Base Salaries
  Performance Awards (Bonuses)
  Long-Term Incentive Compensation
  Stock Ownership Guidelines
FINANCIAL INFORMATION
Summary Compensation Table
Option Grants in 2001
Aggregated Option Exercises in 2001 and December 31, 2001, Option Values
Long-Term Incentive Plan Awards in 2001
  Certain Employment Agreements
PENSION PLANS
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS
COMPENSATION OF DIRECTORS
  Directors' Fees
  Deferred Compensation Plan
  Option Grants
  Stock Incentive Plan
STOCKHOLDER RETURN
  Five-Year Cumulative Total Return
  Ten-Year Cumulative Total Return
OTHER INFORMATION
  Future Stockholder Proposals
  Nominations for Director
  Notification of Future Annual Meeting Business
  Multiple Stockholders with the Same Address
  Copies of Proxy Material and Form 10-K
  Internet Delivery of Proxy Materials
  Other Matters